Exhibit 10.18

            Assignment, dated February 16, 2005, of OnScreenTM technology patents ownership from CH Capital, Inc. to Company.




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                        ASSIGNMENT OF ONSCREEN TECHNOLOGY

WHEREAS, CH CAPITAL, INC. (hereinafter together with its successors and assigns referred to as "the Assignor"), a California Partnership, located at 2414 Southview Drive, Alamo, California, being the owner of the inventions (hereinafter referred to as "said inventions") disclosed in the application for Letters Patent of the United States described as:

      1.    Provisional U.S. Patent application
            Serial No. 60/405,826 filed August 26, 2002;

      2. U.S. Serial No. 10/625,185 filed July 23, 2003, and entitled "ELECTRONIC ASSEMBLY I SYSTEM WITH REDUCED COST, MASS, AND VOLUME AND INCREASED EFFICIENCY AND POWER DENSITY" and based on above Provisional application;

      3. U.S. Serial No. 10/722,672 filed 11/28/2003, a continuation-in-part of above Serial No. 10/625,185; and

      4. Application PCTIUS03/25913 based on above Serial No. 10/625,185 and claiming priority date August 26, 2002.

WHEREAS, OnScreen Technologies (hereinafter together with its successors and assigns referred to as "the Assignee"), a Florida corporation, having.a place of business at 200 91" Avenue N., Suite 210, Safety Harbor, Florida is desirous of obtaining all right, title and interest in, to and under said inventions and said applications.

NOW, THEREFORE, for the payment of two hundred thousand dollars and no cents ($200,000.00), the receipt and sufficiency of which the Assignor hereby acknowledges, the Assignor has sold, assigned, transferred and set over, and by these presents hereby sells, assigns, transfers and sets over to the Assignee all right, title and interest in, to and under said inventions and said applications, including the right to apply for any Letters Patent of the United States of America and in any and all foreign countries on said inventions, and any and all other applications for Letters Patent on said inventions, in whatsoever countries, including all divisional, renewal, substitute, continuation, continuation-in-part and convention applications based in whole or in part upon said inventions or upon said application, and any and all Letters Patent which may issue thereon in the United States and foreign countries, and any and all reissues, extensions, renewals, divisions, continuations or continuations-in-part of Letters Patent granted for said inventions or upon said applications, to the full term or terms for which said Letters Patent may be issued, and every priority right that is or may be predicated upon or arise from said inventions, said application and said Letters Patent, the same to be held and enjoyed by the Assignee for its own use and benefit fully and entirely as if the same would have been held and enjoyed by the Assignor had this Assignment not been made, The Assignor hereby authorizes the Assignee to file patent applications in any and all countries on any or all of said inventions in my name, or in its name, or otherwise as the Assignee may deem advisable, under the International Convention or otherwise.

The Assignor hereby authorizes the Commissioner of Patents and Trademarks of the United States, and any official of any other country empowered to issue patents, to record this Assignment, and to issue or transfer all said Letters Patent on said inventions to the Assignee as owner of all right, title and interest therein, or otherwise as the Assignee may direct, in accordance with the terms of this Assignment.


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The Assignor hereby represents and warrants that it has the full right to convey the entire right and interest herein assigned, that there are no rights or interests outstanding inconsistent with the rights and interests granted herein, and that the Assignor will not execute any instrument or grant or transfer any rights or interests inconsistent with the rights and interests granted herein.

The Assignor hereby covenants and agrees that it will, upon request of the Assignee, communicate to the Assignee any facts known to it relating to said inventions and the history thereof, testify in any legal proceeding, execute all lawful papers, including without limitation all divisional, continuing and reissue applications and all rightful oaths and declarations, and generally do all further acts which may be deemed necessary by the Assignee to obtain a d enforce proper patent protection for said inventions in alt countries.


IN TESTIMONY WHEREOf, the Assignor has executed this document on the date indicated below.


/s/ William J. Clough
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William J. Clough, on behal of             This 16 day of February 2005.
CH CAPITAL INC.